EXHIBIT 4.2

                                                                  EXECUTION COPY

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE CO-SALE, VOTING AND PREEMPTIVE RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SECURITYHOLDERS. THE HOLDER HEREOF MAY OBTAIN A COPY OF SUCH AGREEMENT WITHOUT CHARGE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

THE COMPANY'S OBLIGATIONS TO THE HOLDER PURSUANT TO SECTION 9.1(C) OF THIS WARRANT ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF JULY 24, 2000, AMONG ALLOU HEALTH & BEAUTY CARE, INC., ALLOU DISTRIBUTORS, INC., THE OTHER BORROWERS NAMED THEREIN, FLEET CAPITAL CORPORATION, AS AGENT, AND THE HOLDERS OF THE SENIOR SUBORDINATED NOTES, WHICH, AMONG OTHER THINGS, SUBORDINATES THE COMPANY'S OBLIGATIONS UNDER SECTION 9.1(C) HEREOF TO THE COMPANY'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN THAT SUBORDINATION AGREEMENT.

                        ALLOU HEALTH & BEAUTY CARE, INC.

                      CLASS A COMMON STOCK PURCHASE WARRANT

                                                            Brentwood, New York
                                                                  July 25, 2000

No. 1

         ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "COMPANY"), for value received, hereby certifies that RFE INVESTMENT PARTNERS VI, L.P., or its registered assigns, is entitled to purchase from the Company ONE MILLION THREE HUNDRED THOUSAND (1,300,000) duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock, par value $.001 per share (the "CLASS A COMMON STOCK"), of the Company at the purchase price per share of $4.50 ("INITIAL WARRANT PRICE"), as subject to increase or adjustment as set forth in Section 2.7 , at any time or from time to time prior to 5:00 P.M., New York City time, on July 25, 2007 or such earlier or later date as provided in Section 9 hereof (such date, the "EXPIRATION DATE"), all subject to the terms, conditions and adjustments set forth below in this Warrant (as defined below). The price at which this Warrant may be exercised (the "WARRANT PRICE") shall initially be equal to the Initial Warrant Price, and shall remain in effect until a further adjustment or readjustment thereof is required by
Section 2.


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         This Warrant is one of the Class A Common Stock Purchase Warrants (each a "WARRANT" and collectively, the "WARRANTS," such term to include any such warrants issued in substitution therefor) originally issued in connection with the execution and delivery of that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of July 25, 2000 (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT") by and among the Company, the other Borrowers named therein and the Purchasers named therein (the "PURCHASERS"). All capitalized terms used herein which are not otherwise defined in Section 14 hereof shall have the meanings set forth in the Purchase Agreement.

1.       EXERCISE, CONVERSION OR EXCHANGE OF WARRANT

         1.1      MANNER OF EXERCISE OR CONVERSION; PAYMENT.

                  1.1.1 Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer, or (iv) by the surrender by such holder to the Company, at the aforesaid offices, of any of the Company's Senior Subordinated Notes due July 25, 2005 (the "NOTES") held by such holder, and all such Notes so surrendered shall be credited against such payment in an amount equal to the principal amount of such Notes plus accrued interest thereon to the date of the surrender, or by any combination of any of the foregoing methods, in the amount obtained by multiplying (a) the number of shares of Class A Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

                  1.1.2 Conversion. If instead of exercising this Warrant pursuant to the terms of Section 1.1.1 above, the holder hereof elects to convert this Warrant, in whole or in part, into shares of Class A Common Stock, then such holder shall surrender this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) equal to:

                  (i)      an amount equal to:

                           (a) the number of shares of Class A Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Class A Common Stock designated in such conversion
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                                    notice  multiplied  by  the  Current  Market
                                    Price of  each  such share of Class A Common
                                    Stock   (or  such  Other   Securities)   so
                                    receivable upon such exercise

                                      minus

                           (b) an amount equal to (x) the number of shares of Class A Common Stock (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Initial Warrant Price divided by

                  (ii) the Current Market Price of each such share of Class A Common Stock (or Other Securities).

                  1.1.3 Exchange. If instead of exercising or converting this Warrant pursuant to the terms of Section 1.1.1 or Section 1.1.2 above, the holder hereof may exchange this Warrant, in whole or in part, for shares of Class A Common Stock, then such holder shall surrender this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by an exchange notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) equal to:

                  (i)      an amount equal to:

                           (a) the number of shares of Class A Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Class A Common Stock designated in such exchange notice multiplied by the Current Market Price of each such share of Class A Common Stock (or such Other Securities) so receivable upon such exercise minus

                           (b) an amount equal to (x) the number of shares of Class A Common Stock (without giving effect to any adjustment thereof) designated in such exchange notice multiplied by (y) the Initial Warrant Price divided by

                  (ii) the Current Market Price of each such share of Class A Common Stock (or Other Securities).

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         For all purposes of this Warrant  (other than this  Section  1.1),  any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion or exchange of this Warrant into Class A Common Stock (or Other Securities) in accordance with the terms of Section 1.1.2. and Section 1.1.3.

         1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in
Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section
1.3 hereof shall be deemed to have become the holder or holders of record thereof.

         1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five
(5) Business Days thereafter, the Company at its sole expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the holder hereof or, subject to Section 10 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

                           (a) a certificate or  certificates  for the number of
                  duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise (or, if requested by the Holder and subject to the provisions of
                  Section 10), the Company shall cause the holder's account or the holder's designee's account with The Depository Trust Company to be credited with such number of shares through The Depository Trust Company's Deposit Withdrawal Agent Commission system (or any successor system)) plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and

                           (b) in case  such  exercise  is in part  only,  a new
                  Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the remaining number of shares of Class A Common Stock issuable upon exercise hereof.

         1.4 COMPANY TO REAFFIRM OBLIGATIONS. The Company shall, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights (including without limitation any rights to registration, pursuant to the Registration Rights Agreement referred to in Section 8 hereof and any other rights afforded to such holder pursuant to the Purchase Agreement or the Co-Sale, Voting and Preemptive Rights Agreement with respect to the shares of Class A Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder upon the terms and conditions of the Registration Rights Agreement, the Purchase Agreement and the Co-Sale, Voting and Preemptive Rights Agreement.

2.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

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         2.1 GENERAL;  NUMBER OF SHARES;  WARRANT PRICE. The number of shares of
Class A Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Class A Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1 hereof, by the fraction of which (i) the numerator is the Initial Warrant Price and (ii) the denominator is the Warrant Price in effect on the date of such exercise; provided, however, that notwithstanding anything to the contrary contained in this Section 2, the Warrant Price shall not be adjusted for:

                  (a) issuances, grants or sales in each fiscal year of the Company of up to an aggregate of three hundred thousand (300,000) shares (subject to adjustments pursuant to Section 2.4 and Section 2.6) Additional Shares of Class A Common Stock (or Options or Convertible Securities for Additional Shares of Class A Common Stock) to employees, directors or non-affiliated consultants of the Company (such number of securities, the "MANAGEMENT OPTIONS"), in each case, for consideration per share at least equal to the Warrant Price in effect immediately prior to such issuance, grant or sale pursuant to the Stock Option Plans (as defined in the Purchase Agreement); or

                  (b) issuances of Additional Shares of Class A Common Stock (or Options or Convertible Securities for Additional Shares of Class A Common Stock) to the holder in connection with the exercise by the holder of such holder's pre-emptive rights set forth in Section 2(c) of the Co-Sale, Voting and Preemptive Rights Agreement;

                  (c) any sales of Additional Shares of Class A Common Stock in a Qualified Public Offering;

                  (d) the issuance of Class A Common Stock (or Other Securities) to the holders upon any exercise of the Warrants or pursuant to the Notes; or

                  (e) issuances of Additional Shares of Class A Common Stock as full or partial consideration for the consummation of a Permitted Acquisition.

         2.2      ADJUSTMENT OF WARRANT PRICE.

                  2.2.1 Issuance of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 2.3 or 2.4 hereof) without consideration or for consideration per share less than the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest $.001) determined by multiplying such Warrant Price by a fraction:

                           (a) the numerator of which shall be (i) the number of
                  shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of

                  Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Warrant Price; and

                           (b) the  denominator  of which shall be the number of
                  shares of Common Stock outstanding immediately after such issue or sale.

                  2.2.2  Dividends  and  Distributions.  In the  event  that the
Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock that is subject to Section 2.4 hereof, then, and in each such case the holder hereof shall be entitled to receive an amount of cash equal to such dividend or other distribution when the same is made to the beneficial owners of the Common Stock as if this Warrant had been converted into shares of Common Stock in accordance with the provisions of Section 1.1.2 immediately prior to the close of business on the day immediately preceding the record date.

         2.3 TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In the event that the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section
2.5 hereof) of such shares would be less than the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (a) no further adjustment of the Warrant Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

                           (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), then the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or the date immediately prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                           (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which have not been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) have not been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date immediately prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                                    (i) in the case of  Options  or  Convertible
                  Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                                    (ii) in the case of Options for  Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

                           (d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant Price by a proportion (relative to the Warrant Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Warrant Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Warrant Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

         2.4 TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In the event the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         2.5      COMPUTATION OF CONSIDERATION. For the purposes of this Section
2:

                           (a) the  consideration  for the  issue or sale of any
                  Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                                    (i)  insofar  as it  consists  of  cash,  be
                           computed at the amount of cash actually received by the Company net of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                                    (ii)  insofar  as it  consists  of  property
                           (including securities) other than cash actually received by the Company, be computed at the fair market value thereof (as reasonably determined by the Board of Directors of the Company in good faith) at the time of such issue or sale net of any expenses paid or incurred by the Company in connection with the receipt of or valuation of such property;

                                    (iii) insofar as it consists neither of cash
                           nor of other property, be computed as having no value; and

                                    (iv)  in  the  event  Additional  Shares  of
                           Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as reasonably determined in good faith by the Board of Directors of the Company;

                           (b) Additional  Shares of Common Stock deemed to have
                  been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

                                    (i)  the  total  amount  of cash  and  other
                           property, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

                                    (ii) the maximum  number of shares of Common
                           Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

                           (c) Additional  Shares of Common Stock deemed to have
                  been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

         2.6 ADJUSTMENT FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         2.7      ADJUSTMENTS UPON ACHIEVING THRESHOLDS.

                  2.7.1 Achievement of Certain Financial Thresholds - Fiscal Year Ending March 31, 2001. Both the Initial Warrant Price and the Warrant Price shall be increased by $.50 per share (as adjusted for splits, reverse splits, combinations, stock dividends and the like) if either:

                           (i) (A) EBIT for the Company's fiscal year ending March 31, 2001 equals or exceeds 5.5% of Revenues for such fiscal year and (B) Revenues for such fiscal year exceed $700,000,000 or

                           (ii) Diluted EPS for the Company's fiscal year ending March 31, 2001 exceeds $1.15 (as adjusted for splits, reverse splits, combinations, stock dividends and the like).

                  2.7.2 Achievement of Certain Financial Thresholds - Fiscal Year Ending March 31, 2002. Both the Initial Warrant Price and the Warrant Price shall be increased by $.50 per share (as adjusted for splits, reverse splits, combinations, stock dividends and the like) if either:

                           (i) (A) EBIT for the Company's fiscal year ending March 31, 2002 equals or exceeds 5.75% of Revenues for such fiscal year and (B) Revenues for such fiscal year equal or exceed $825,000,000 or

                           (ii) Diluted EPS for the Company's fiscal year ending March 31, 2002 exceeds $1.40 (as adjusted for splits, reverse splits, combinations, stock dividends and the like).

         2.8 MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price.

         2.9 SHARES DEEMED OUTSTANDING. For all purposes of the computations to be made pursuant to this Section 2, (i) there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding on the date of the Initial Closing which are specifically listed in the Exhibits and Schedules to the Purchase Agreement, including, without limitation, the Warrants and all shares which are issuable pursuant to the Options and Convertible Securities listed in
Exhibit 2.12A to the Purchase Agreement, (ii) immediately after all Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3 or
2.4 hereof, such Additional Shares shall be deemed to be outstanding, (iii) treasury shares shall not be deemed to be outstanding and (iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this Section 2.9 shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Warrant Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding (including, without limitation, the Warrants) after giving effect to antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable, either by virtue of such issuance of shares of Common Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.

         2.10 CONTEST RIGHTS; APPRAISAL AND REVIEW RIGHTS. (a) If the holders of Warrants entitling such holders to purchase a majority of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the "REQUIRED INTEREST") reasonably disagree with the Company's determination of the Market Price for the Common Stock, of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, or the amount of EBIT, Revenues or Diluted EPS, then such holders shall by notice to the Company (a

"NOTICE") given within thirty (30) days after the Company's determination elect to dispute such determination, and such dispute shall be resolved as set forth in clause (b) of this Section (in the case of disputes as to determinations of Market Price or fair market value) or clause (c) of this Section (in the case of disputes as to EBIT, Revenues or Diluted EPS).

                  (b) The Company and the Required Interest shall jointly within thirty (30) days after a Notice shall have been given, engage a mutually acceptable Appraiser to make an independent determination of the Market Price for the Common Stock or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, as the case may be. In arriving at its determination, the Appraiser shall base any valuation upon (i) in the case of the Market Price of the Common Stock, the fair market value of the Company assuming that the Company were sold as a going concern, without regard to the existence of any control block, the anticipated impact upon current market prices of any such sale, the lack of or lack of depth of a market for the Common Stock, the Warrants or other securities of the Company, or any other factors concerning the liquidity or marketability of the Common Stock, the Warrants or other securities of the Company, and (ii) in the case of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm's-length transaction. The Appraiser's determination shall be final and binding on the Company and all holders of Warrants. The costs of conducting an appraisal shall be borne as follows:

                           (i) in the  case  of a  determination  of the  Market
                  Price for the Common Stock, (A) if the Appraiser's determination is greater than the Company's determination, then the costs of conducting the appraisal shall be borne entirely by the Company, or (B) if the Appraiser's
                  determination   is  less  than  or  equal  to  the   Company's
                  determination, then the costs of conducting the appraisal shall be borne entirely by the holders of the Warrants; provided, however that each of the holders shall bear no more than their pro rata share of the costs of conducting the appraisal, assuming for this purpose that the Warrants had been converted into shares of Common Stock in accordance with the provisions of Section 1.1.2 immediately prior to the close of business on the day immediately preceding the day the Appraiser's determination is delivered to the Company and the holders and that the total equity of the Company is measured on a Fully Diluted Basis (with respect to each, holder its "PRO RATA SHARE").

                           (ii) in the case of a determination of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Shares of Common Stock, (A) if the Appraiser's determination is greater than the Company's determination, then the costs of conducting the appraisal shall be borne entirely by the Company or (B) if the Appraiser's determination is less than or equal to the Company's determination, then the costs of conducting the appraisal shall be borne entirely by the holders of the Warrants; provided, however that each of the holders shall bear no more than their Pro Rata Share of the costs of conducting the appraisal.

                  (c) In the case of a dispute as to EBIT, Revenues or Diluted EPS, the Company and the Required Interest shall jointly within thirty (30) days after a Notice shall have been given, engage an Auditor to make an independent determination of EBIT, Revenues or Diluted EPS, as the case may be.

The Auditor shall have full access to the financial accounting records and workpapers of the Company as well as the Company's employees and auditors. The Auditor's determination as to EBIT, Revenues or Diluted EPS, as applicable, shall be final and binding on the Company and all holders of Warrants. The costs of conducting the review of the determination of EBIT, Revenues or Diluted EPS, as applicable, shall be borne as follows:


                           (i) if the Auditor's determination is greater than the Company's determination, then the costs of conducting the Auditor's determination shall be borne entirely by the Company, or

                           (ii) if the Auditor's determination is less than or equal to the Company's determination, then the costs of conducting the Auditor's determination shall be borne entirely by the holders of the Warrants; provided, however that each of the holders shall bear no more than their Pro Rata Share of the costs of conducting the Auditor's determination.

                  (c) In the case of any pending dispute s to the number of shares issuable hereunder, the Company shall nevertheless, upon exercise, conversion or exchange, promptly issue such number of shares of Common Stock that is not disputed.

3.       CONSOLIDATION, MERGER, ETC.

         3.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATIONS, ETC. In the event that the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, if any class of Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other Property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of any class of Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction (other than a Mandatory Repurchase Event, which is governed by Section 3.3 below), proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Class A Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a stockholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock (or any class thereof), and if the holder of such Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, then the holder of such Warrants shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a stockholder if the holder of such Warrants had exercised such Warrants
prior to the  expiration  of such  purchase,  tender  or   exchange  offer  and
accepted such offer,  subject to adjustments  (from and  after the consummation
of such purchase,  tender or exchange offer) as nearly   equivalent as possible
to the adjustments provided for in Sections 2, 3 and 4 hereof.

         3.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrants, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof (other than a transaction that qualifies as a Mandatory Repurchase Event, which is governed by Section 3.3 below) unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) any continuing obligations of the Company under the Registration Rights Agreement, the Purchase Agreement and the Co-Sale, Voting and Preemptive Rights Agreement and (c) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel and opinion shall be satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

         3.3 MANDATORY REPURCHASE EVENT. In the event of a Mandatory Repurchase Event, the provisions of this Section 3.3 shall apply, and to the extent that such provisions conflict with or are otherwise inconsistent with any other provisions of this Warrant, the provisions of this Section 3.3 shall control:

                  3.3.1 CONSIDERATION FOR WARRANTS. In the event of such Mandatory Repurchase Event, the holder of this Warrant shall be given the opportunity to either:

         (a)  exercise or convert  this  Warrant in the manner  contemplated  by
Section 1.1 prior to the consummation of the Mandatory Repurchase Event and thereafter participate in such Mandatory Repurchase Event as a holder of Class A Common Stock; or

         (b) upon the consummation of the Mandatory Repurchase Event, receive in exchange for such rights consideration equal to the product of:

                           (1) the amount of  consideration on a per share basis
                  received by the holders of the Class A Common Stock in connection with the Mandatory Repurchase Event minus the Warrant Price; and

                           (2) the number of shares of Class A Common  Stock (or
                  Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant) immediately prior to the consummation of the Mandatory Repurchase Event.

                  3.3.2 ASSUMPTION OF OBLIGATIONS. If the holder elects to exercise this Warrant prior to the consummation of the Mandatory Repurchase Event, the Company shall not consummate the Mandatory Repurchase Event, unless prior to the consummation thereof, the holder of this Warrant has received (i) that number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof; and (ii) a written instrument executed by the Company (or any successor or assignee), satisfactory to the holder, that acknowledges all of the continuing obligations of the Company (or such successor or assignee), if any, under the Registration Rights Agreement, the Purchase Agreement and the Co-Sale, Voting and Preemptive Rights Agreement.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the holder of this Warrant, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the reasonable request of such holder, the Company shall appoint, at its sole expense, an accounting firm of recognized national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the holder or holders of the Required Interest), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

6. REPORTS AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Class A Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the chief financial officer of the Company shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant, showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, (c) any amounts which are relevant under Section 2.7, to the extent applicable, and
(d) the Initial Warrant Price and the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company shall forthwith mail a copy of each such report to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Initial Warrant Price and the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. In connection with the preparation of its quarterly financial statements, the Company shall cause its regular auditors (or such other independent certified public accountants of recognized national standing) to verify all such computations (other than (i) any computation of the fair market value of property or (ii) any determination of Market Price, both as determined in good faith by the Board of Directors of the Company) that have been made by the chief financial officer during the immediately preceding fiscal quarter. The Company shall forthwith mail a copy of such accountants' report to each holder of a Warrant. The Company shall also keep copies of all such reports at its office maintained pursuant to Section 13.2(a) hereof and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon request, promptly provide to any requesting holder a copy of all current reports under this Section 6.

7.       NOTICES OF CORPORATE ACTION.  In the event of

                           (a) any  taking  by the  Company  of a record  of the
                  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital  reorganization  of the Company,  any
                  reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                           (c)  any   voluntary  or    involuntary  dissolution,
                  liquidation  or winding-up of the Company, or

                           (d) any  issuance  of any Common  Stock,  Convertible
                  Security or Option by the Company (other than issuances contemplated by Section 2.1(a) or issuances to employees, officers, or directors approved by the Company's Board of Directors),

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of

Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least forty-five (45) days prior to the date therein specified, or such shorter period as may apply under the Purchase Agreement.

8. REGISTRATION OF WARRANTS AND COMMON STOCK. If any shares of Class A Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its sole expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. The shares of Class A Common Stock (and Other Securities) issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Registration Rights Agreement). To the extent set forth in the Registration Rights Agreement, each holder of any shares of Class A Common Stock (and Other Securities) issued upon exercise of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Shares. At any such time as Class A
Common Stock is listed on any national securities exchange or designated as a national market system security by the NASD , the Company shall, at its sole expense, obtain promptly and maintain the approval for listing on each such exchange or obtain promptly and maintain the designation, upon official notice of issuance, of the shares of Class A Common Stock issuable upon exercise of the then-outstanding Warrants and maintain the listing or the designation of such shares after their issuance; and the Company shall also list on such national securities exchange or shall apply for, shall register under the Exchange Act and shall maintain such listing or such designation of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange or so designated.

9.       CONDITIONAL REDEMPTION OF WARRANTS.

         9.1 CONDITIONAL PUT RIGHT. (a) If and only if the Company's Diluted EPS, EBIT or trading volume (described in Section 9.1(d) below) fails to achieve any one of the respective thresholds specified as at or of the end of the applicable fiscal year (as set forth in Section 9.1(d) below) (the "Put Right Condition"), then the holder or holders of the Required Interest shall automatically have the right to demand at any time on or after July 25, 2005 that the Company purchase all (100%) of the Warrants held by all holders at the Redemption Price by delivery of a written notice to the Company (the date that such notice is delivered to the Company shall hereinafter be referred to as the "PUT DEMAND DATE"). The Redemption Price shall be payable to such holder in immediately available funds as soon as reasonably practicable (the "PUT PAYMENT DATE"), but in no event later than sixty (60) days after the Put Demand Date, upon surrender of this Warrant to the Company at its office maintained pursuant to Section 13.2(a) hereof or, if requested by such holder without surrender of this Warrant, by wire transfer to any account in The City of New York specified by notice to the Company.

         (b) Upon surrender of this Warrant in accordance with the procedures set forth in Section 9.1(a), the right to purchase shares of Class A Common Stock represented by this Warrant shall terminate, and this Warrant shall represent the right of the holder to receive only the applicable Redemption Price from the Company in accordance with Section 9.1. The holder's right to demand redemption of this Warrant pursuant to this Section 9.1 shall be referred to herein as the holder's "PUT RIGHT."

         (c) Default; Automatic Conversion into Debt. In the event that the Company fails to purchase all of the Warrants held by all holders within sixty
(60) days of the Put Demand Date (the "PUT DEMAND PERIOD"), then on the next succeeding day, all of the rights heretofore represented by this Warrant, including the holder's right to purchase shares of Class A Common Stock represented by this Warrant, shall convert, automatically and irrevocably and without any further action or acknowledgment on the part of the Company or the holder, into an unsecured senior subordinated obligation (which shall only be subordinated to the Senior Debt pursuant to the Senior Credit Subordination
Agreement) of the Company to pay to such holder, an amount equal to the Redemption Price, together with accrued interest (based on a 360-day year of 30-day months) on the unpaid principal amount thereof at a rate which shall be equal to:

                  (i) the rate of interest per annum which is then payable on the Notes, if the Borrowers shall not have paid all of such Notes in full as of the Put Demand Date, or

                  (ii) if the Notes shall have previously been paid in full, the rate of interest per annum which was payable on the Notes on the date on which the Notes were paid in full.

Such interest shall be payable quarterly in arrears on July 25, October 25, January 25 and April 25 of each year until such obligation is paid or prepaid in full. Commencing on the one year anniversary of the expiration of the Put Demand Period, the rate of interest payable on such obligation shall increase by one percent (1.00%) per annum as of such first anniversary and as of the end of each three month period after such first anniversary, until such obligation is paid or prepaid in full or until such interest rate reaches the lesser of (i) a maximum rate of eighteen percent (18.00%) per annum or (ii) the maximum rate permitted by applicable law. Nothing in this Section 9.1(c) shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law. The obligation of the Company created pursuant to this Section 9.1(c) may be prepaid by the Company at any time without premium or penalty. All payments of principal and interest on such obligation shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by the holder.

         (d)(i) The Put Right Condition shall be deemed automatically satisfied if and when the Company has failed to achieve any one of the following conditions as at or as of the end of each applicable fiscal year:



------------------------ ---------------------- ---------------------- ----------------------
Fiscal Year End          Put Right Condition    Put Right Condition    Put Right Condition
                         satisfied if Diluted   satisfied if EBIT      satisfied if average
                         EPS for any such       for any such Fiscal    daily trading volume
                         fiscal year is not     Year is not greater    for Class A Common
                         greater than:          than:                  Stock (as reported
                                                                       by AMEX) for any
                                                                       such fiscal year is
                                                                       not greater than:
------------------------ ---------------------- ---------------------- ----------------------
March 31, 2001           $1.25*                 $32,000,000            50,000 shares*
------------------------ ---------------------- ---------------------- ----------------------


------------------------ ---------------------- ---------------------- ----------------------
March 31, 2002           $1.50*                 $40,000,000            80,000 shares*
------------------------ ---------------------- ---------------------- ----------------------
March 31, 2003           $1.80*                 $48,000,000            100,000 shares*
------------------------ ---------------------- ---------------------- ----------------------


         *As adjusted for splits, reverse splits, stock dividends and the like.

         (ii) The Company covenants to give written notice to the holder promptly upon learning of satisfaction of a Put Right Condition, and in any event, no later than the time of the filing or required filing of the Company's Annual Report on Form 10-K with the SEC, for the fiscal year in which the Put Right Condition was satisfied (provided that failure to deliver such notice shall not be deemed to limit the fact that the Put Right Condition shall have been automatically satisfied).

10.      RESTRICTIONS ON TRANSFER.

         10.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 10, each certificate for Class A Common Stock (or Other Securities) issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such Class A Common Stock (or Other Securities), all Warrants issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 13 hereof shall be transferable only upon satisfaction of the conditions specified in Section 4.1 of the Purchase Agreement and in this Section 10 and shall be stamped or otherwise imprinted with legends in substantially the form required by Section 4.1 of the Purchase Agreement. Any or all of this Warrant, and the rights and benefits of the holder hereunder, may be assigned to a transferee or assignee in connection with transfer or assignment by such holder (a) to any person or entity provided that (i) such transfer may be effected in accordance with applicable securities laws, (ii) such transferee or assignee acquires at least 100,000 Warrants or shares of Registrable Securities and (iii) such transferee or assignee is a mutual fund, bank, institutional investor, or other fund, investment partnership or other entity which regularly engages in the purchase or holding of securities which are characterized as "mezzanine securities" or which are otherwise similar to the Notes and/or Warrants (provided that the condition in this clause (iii) shall no longer be effective if a Default or Event of Default has occurred under the Purchase Agreement or if the interest rate under the Notes has been adjusted pursuant to Sections 2.1.2 -
2.1.4 of the Purchase Agreement), (b) to any person or entity which is a majority-owned subsidiary of a Holder or controls, is controlled by or under common control with the holder, (c) to a member of the advisory board of, or to a member of, the holder, (d) to a constituent partner of the holder or the estate of such a constituent partner or a liquidating trust for the benefit thereof or to any affiliated fund of the holder, and (e) to a successor trustee of the holder in its capacity as trustee. Any such transfer or assignment permitted hereby shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.2 NOTICE OF PROPOSED TRANSFER; OPINION OF COUNSEL. Prior to any transfer of any Restricted Securities which are not registered under any effective registration statement under the Securities Act, and subject to compliance with any restrictions on transfer contained in the Co-Sale, Voting and Preemptive Rights Agreement, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 10.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel reasonably acceptable to the Company for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice shall submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

                                    (i) If in the  opinion of such  counsel  the
                           proposed transfer may be effected without registration of such Restricted Securities under the Securities Act and applicable state securities laws, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such Restricted Securities issued upon or in conjunction with such transfer shall bear the restrictive legends required by Section 10.1 hereof, unless the related restrictions on transfer provided for in the Purchase Agreement shall have ceased and terminated as to such Restricted Securities pursuant to Section 10.3 hereof.

                                    (ii) If in the  opinion of such  counsel the
                           proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), thereafter such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 10.2 and fulfillment of the provisions of clause (i) above, or
                           (y) such Restricted Securities have been effectively registered under the Securities Act and any applicable state securities laws.

The Company shall pay the reasonable fees and disbursements of counsel for any holder of Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 10.2 and pursuant to
Section 10.3 hereof.

         Notwithstanding any other provision of this Section 10 or of the Purchase Agreement, no opinion of counsel shall be necessary for a direct or indirect transfer of Restricted Securities, or any portion thereof, by the holder thereof to a subsidiary, shareholder, partner, advisory board member or other affiliate of such holder, if the transferee agrees in writing to be subject to the terms hereof and to the Co-Sale, Voting and Preemptive Rights Agreement to the same extent as if such transferee were the original Purchaser hereof.

         10.3  TERMINATION OF  RESTRICTIONS.  The  restrictions  imposed by this
Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or
(b) when, in the opinion of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act or Section 4.1 of the Purchase Agreement. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor bearing the applicable legends required by Section 10.1 hereof.

11. AVAILABILITY OF INFORMATION. The Company shall, for so long as it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the SEC (including Rule 144 promulgated by the SEC under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall also cooperate with each holder of any Restricted Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC.

12. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Class A Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Class A Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

13.      OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

         13.1 OWNERSHIP OF WARRANTS. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 13.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 10 hereof, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         13.2     OFFICE; TRANSFER AND EXCHANGE OF WARRANTS.

                           (a) The Company shall maintain an office (which may be an agency maintained at a bank) in either Brentwood, New York or the Borough of Manhattan, City of New York, New York where notices, presentations and demands in respect of this Warrant may be made upon it. Such office may be maintained at 50 Emjay Boulevard, Brentwood, New York, until such time as the Company shall notify the holders of the Warrants of any change of location of such office within the State of New York.

                           (b) The Company shall cause to be kept at its office maintained pursuant to Section 13.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holder of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose names any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice to the contrary.

                           (c) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 13.2(a) hereof, the Company at its expense shall (subject to compliance with Section 10 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of shares of Class A Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         13.3 REPLACEMENT OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any institutional investor, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 13.2(a) hereof, the Company at its sole expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

14. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "ADDITIONAL SHARES OF COMMON STOCK" means all shares (including treasury shares) of Common Stock, issued or sold (or, pursuant to Section 2.3 or
2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of Warrants.

         "APPRAISER" means an independent nationally recognized investment bank or other qualified financial institution reasonably acceptable to the Company and the Required Interest.

         "AUDITOR" means a nationally recognized and independent firm of certified public accountants reasonably acceptable to the Company and the Required Interest.

         "BUSINESS DAY" shall have the meaning given to such term in the Purchase Agreement. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CLASS A COMMON STOCK" shall have the meaning given to such term in the introduction to this Warrant.

         "CLOSING DATE" shall have the meaning given to such term in the Purchase Agreement.

         "COMMON STOCK" shall have the meaning given to such term in the Purchase Agreement.

         "COMPANY" shall have the meaning given to such term in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company in compliance with
Section 3 hereof.

         "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "CO-SALE, VOTING AND PREEMPTIVE RIGHTS AGREEMENT" means that certain Co-Sale, Voting and Preemptive Rights Agreement dated as of July 25, 2000, by and among the Company, the Jacobs Family Holders named therein and the Mezzanine Lenders named therein, as from time to time in effect.

         "CURRENT MARKET PRICE" means on any date specified herein, the average daily Market Price during the period of the most recent 20 consecutive trading days, ending on the second trading day immediately preceding such date, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the Current Market Price shall be the Market Price on such date.

         "DILUTED EPS" shall mean Net Income from continuing operations, excluding one-time and extraordinary events, as set forth in the Company's audited financial statements filed with the SEC divided by the number of shares of Common Stock outstanding as of the end of the applicable fiscal year on a Fully Diluted Basis.

         "EBIT" shall have the meaning given to such term in the Purchase Agreement. EBIT, for any given fiscal year, shall be derived from the Company's audited financial statements filed with the SEC.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "EXPIRATION DATE" shall have the meaning given to such term in the introduction to this Warrant.

         "FULLY DILUTED BASIS" means at any time (i) as applied to any calculation of the number of securities of the Company, after giving effect to
(x) all shares of Common Stock and Other Securities of the Company outstanding at the time of determination, and (y) all shares of the Company's Common Stock or Other Securities issuable upon the exercise of any Convertible Security or Option, including without limitation, those shares issuable upon exercise or conversion of the Convertible Securities or Options that may be held by Research Works, Ltd., JWGenesis and Gruntal & Co. and the other Convertible Securities or Options listed in Exhibit 2.12A to the Purchase Agreement; and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any Convertible Security or Option referred to in clause (y) above if such Convertible Security or Option were exercisable at such time.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles consistently applied.

         "INITIAL WARRANT PRICE" shall have the meaning assigned to such term in the introduction to this Warrant.

         "MANDATORY REPURCHASE EVENT" shall have the meaning given to such term in the Purchase Agreement.

         "MARKET PRICE" means on any date specified herein, the amount per share of Class A Common Stock or Other Security or asset, as applicable equal to (a) the last sale price of Class A Common Stock or such Other Security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Class A Common Stock or such Other Security is then listed or admitted to trading, or (b) if Class A Common Stock or such Other Security is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Class A Common Stock or such Other Security on such date, or (c) if Class A Common Stock or such Other Security is not then listed or admitted to trading on any national exchange or designated as a national market system security by the NASD, or if the asset to be valued is property, then the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NET INCOME" shall have the meaning given to such term in the Purchase Agreement.

         "NOTES" shall have the meaning given to such term in Section 1.1.1.

         "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Stock and which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 3 hereof or otherwise.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any holder of a Warrant.

         "PRO RATA SHARE" shall have the meaning given to such term in Section 2.10(b)(i).

         "PURCHASE AGREEMENT" shall have the meaning given to such term in the introduction to this Warrant.

         "PURCHASERS" shall have the meaning given to such term in the introduction to this Warrant.

         "PUT  DEMAND  DATE"  shall have the  meaning  assigned  to such term in
Section 9.1.

         "PUT DEMAND  PERIOD"  shall have the  meaning  assigned to such term in
Section 9.1.

         "PUT  PAYMENT  DATE"  shall have the  meaning  assigned to such term in
Section 9.1.

         "PUT  RIGHT"  shall have the  meaning  assigned to such term in Section
9.1.

         "QUALIFIED PUBLIC OFFERING" means the closing of the Company's first underwritten offering to the public after the Initial Closing Date pursuant to an effective registration statement under the Securities Act provided that (a) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Company exceed $25,000,000 and (b) such Common Stock is listed for trading on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

         "REDEMPTION PRICE" means an amount equal to $8.00 per Warrant, as adjusted for splits, reverse splits, stock dividends and the like. The
Redemption Price shall not be reduced by the amount of the then-applicable Warrant Price. For example, if there have been no splits, reverse splits, combinations, stock dividends or the like, if the Warrants are redeemed when the Warrant Price is $4.50, the holder shall receive $8.00 per Warrant, regardless of the Warrant Price.

         "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement by and between the Company and the Securityholders named therein dated as of July 25, 2000, as from time to time in effect.

         "RESTRICTED SECURITIES" means all of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 10.1 hereof, (b) any shares of Common Stock (or other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

         "REQUIRED  INTEREST"  shall have the  meaning  assigned to such term in
Section 2.10.

         "REVENUES" shall mean net revenues, as reflected in the audited financial statements filed by the Company with the SEC for the applicable fiscal year, as computed in accordance with GAAP in a manner consistent with practice prior to the initial closing date under the Purchase Agreement.

         "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be amended and in effect at the time.

         "SENIOR CREDIT SUBORDINATION AGREEMENT" means that certain Senior Credit Subordination Agreement dated as of even date herewith by and among Fleet Capital Corporation, RFE Investment Partners VI, L.P., and the other holders of the Notes, the Company and the other Borrowers named therein, as in effect from time to time.

         "SENIOR DEBT" means the "Senior Debt" as defined in the Subordination Agreement.

         "WARRANT  PRICE"  shall have the meaning  given to such term in Section
2.1 hereof.

         "WARRANTS"   shall  have  the  meaning   given  to  such  term  in  the
introduction of this Warrant.


15. REMEDIES. The Company stipulates that the remedies at law available to the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the holder is subject to certain rights and obligations under the Co-Sale,
Voting and Preemptive Rights Agreement, the Purchase Agreement and the Registration Rights Agreement.

17. NOTICES. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or, in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified; (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 13.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 13.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

18. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by Company and the Required Interest; provided, however, that no such change, waiver, discharge or termination that would treat the holder of this Warrant in a discriminatory manner may be made without the prior written consent of the holder of this Warrant. This Warrant shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of New York without giving effect to doctrines relating to conflicts of laws. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                              ALLOU HEALTH & BEAUTY CARE, INC.

                              By:
                                 ---------------------------------------
                                    Name:       David Shamilzadeh
                                    Title:      President and Chief Financial
                                                Officer

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]

To ALLOU HEALTH & BEAUTY CARE, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _______(1) shares of the Class A Common Stock (_______(2) shares of the Class A Common Stock, after giving effect to all adjustments under the Warrant) and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is_____________________________________.

Dated:
       ------------------------------------------------------------------------
                             (Signature must conform in all respects to name  of
                              holder as specified on the face of Warrant)


                               ------------------------------------------------
                                                 (Street Address)


                                ------------------------------------------------
                                (City)            (State)       (Zip Code)


         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______(3) shares of Common Stock, in accordance with the Transfer Agent Instructions dated , 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            ALLOU HEALTH & BEAUTY CARE, INC.

                                            By:
                                                -------------------------------
                                                   Name:
                                                   Title:


----------
1 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

2 Insert here the "as-adjusted" number of shares.

3 Insert here the "as-adjusted" number of shares stipulated by the holder, after giving effect to all adjustments under the Warrant.

                            FORM OF CONVERSION NOTICE

                 [To be executed only upon exercise of Warrant]

To ALLOU HEALTH & BEAUTY CARE, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant with respect to ______(4) shares of the Class A Common Stock (_____(5) shares of the Class A Common Stock, after giving effect to all adjustments under the Warrant) which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________, whose address is __________________________________.

Dated:
--------------------------------------------------------------------------------
                            (Signature must conform in all respects to name  of
                             older as specified on the face of Warrant)


                              -------------------------------------------------
                                              (Street Address)


                              --------------------------------------------------
                                   (City)            (State)       (Zip Code)


         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______(6) shares of Common Stock, in accordance with the Transfer Agent Instructions dated , 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            ALLOU HEALTH & BEAUTY CARE, INC.

                                            By:
                                               --------------------------------
                                                   Name:
                                                   Title:

-------------------------------------
4 Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

5 Insert here the "as-adjusted" number of shares.

6 Insert here the "as-adjusted" number of shares stipulated by the holder, after giving effect to all adjustments under the Warrant.

                             FORM OF EXCHANGE NOTICE

                 [To be executed only upon exercise of Warrant]

To ALLOU HEALTH & BEAUTY CARE, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to ________(7) shares of the Class A Common Stock (_____(8) shares of the Class A Common Stock, after giving effect to all adjustments under the Warrant) which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to ________________________, whose address is __________________________________.

Dated:
--------------------------------------------------------------------------------
                             (Signature must conform in all respects to name  of
                               holder as specified on the face of Warrant)


                               ------------------------------------------------
                                                  (Street Address)

                               ------------------------------------------------
                                    (City)            (State)       (Zip Code)


         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______(9) shares of Common Stock, in accordance with the Transfer Agent Instructions dated , 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            ALLOU HEALTH & BEAUTY CARE, INC.

                                            By:
                                               --------------------------------
                                                   Name:
                                                   Title:



-------------------------------------
7 Insert here the number of shares called for on the face of this Warrant (or, in in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

8 Insert here the "as-adjusted" number of shares.

9 Insert here the "as-adjusted" number of shares stipulated by the holder, after giving effect to all adjustments under the Warrant.

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _______________________ the rights represented by such Warrant to purchase ________(10) shares of Class A Common Stock of ALLOU HEALTH & BEAUTY CARE, INC. to which and such Warrant relates, and appoints _______________________ Attorney to make such transfer on the books of ALLOU HEALTH & BEAUTY CARE, INC. maintained for such purpose, with full power of substitution in the premises.

Dated:
                                             -----------------------------------
                                            (Signature must conform in all
                                             respects to name  of holder as
                                             specified on the face of Warrant)



                                              ----------------------------------
                                                         (Street Address)


                                               --------------------------------
                                                  (City)   (State)  (Zip Code)

Signed in the presence of:


-------------------------------------
1O Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.